EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Noble Energy, Inc. of our report dated February 13, 2009, relating to the financial statements of Alba Plant LLC, which appears in Noble Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008.
PRICEWATERHOUSECOOPERS LLP
Houston, Texas
April 29, 2009